EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS




INDEPENDENT AUDITORS' CONSENT







We consent to the incorporation by reference in Worthington Industries, Inc.'s Registration Statement Nos. 2-80094, 33-38486 and 33-57981 on Forms S-8 and Registration Statement No. 33-46470 on Form S-3 of our report dated February 5, 1996 on the consolidated financial statements of Dietrich Industries, Inc. and subsidiaries as of December 31, 1995 and for the year then ended, appearing in this Amendment No. 1 of our Current Report on Form 8-K/A of Worthington Industries, Inc.



/s/Deloitte & Touche LLP


Deloitte & Touche LLP
Pittsburgh, Pennsylvania

April 18, 1996





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